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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Verity, Inc. on Form S-8 (to register shares under the 1997 Nonstatutory Stock Option Plan for Verity Canada) of our reports dated June 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Verity, Inc. as of May 31, 1997 and 1996, and the years ended May 31, 1997, 1996, and 1995, which reports appear in the Annual Report on Form 10-K of Verity, Inc. filed with the SEC pursuant to the Securities Exchange Act of 1934.

                                               Coopers & Lybrand L.L.P.
San Jose, California
January 23, 1998